UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 21, 2005
Date of Report (Date of earliest event reported)

VNUS Medical Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	000-50988 (Commission File Number)	94-3216535 (IRS Employer Identification Number)

2200 Zanker Road, Suite F
San Jose, California 95131
(Address of principal executive offices) (Zip Code)

(408) 473-1100

(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers

     On April 20, 2005, William A. Perry, the Company’s Vice President, Worldwide Marketing and International Sales resigned from the Company effective as of May 2, 2005. The Company has divided Mr. Perry’s duties among other executives and has launched a search for his replacement.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VNUS MEDICAL TECHNOLOGIES, INC.
Date: April 21, 2005	By:	/s/ Timothy A. Marcotte
Timothy A. Marcotte
Chief Financial Officer and Vice President, Finance and Administration